Exhibit 10.11

THIS AGREEMENT made as of January 3, 2007 .

BETWEEN:

Kodiak Energy, Inc. A body corporate, having an office in the City of Calgary, in the Province of Alberta.
(hereinafter called the “Company”)	OF THE FIRST PART

AND

William H. Brimacombe, having an office in the City of Calgary, in the Province of Alberta,
(hereinafter called the “Consultant”)	OF THE SECOND PART

WHEREAS the Company has requested the Consultant to perform certain services as hereinafter set forth and the Consultant has agreed to perform such services on and subject to the terms and conditions hereinafter contained.

NOW THEREFORE in consideration of the mutual covenants and conditions as Hereinafter contained, the parties agree as follows:

ARTICLE I
NATURE OF WORK

1.1       Subject to the terms and conditions of this Agreement the Consultant shall provide its services and its expertise for the benefit of the Company by providing independent advisory and consulting services with respect to geological and engineering technical activities (the “Services”) and shall, consistent with direction provided by the management of the Company, provide such other services as may be agreed upon by the Company and the Consultant.

1.2       The Consultant shall cooperate with the Company and cause to be utilized maximum professional skill, diligence and care to ensure that all work pertaining to the provision of services is scheduled and completed to the satisfaction of the Company and to provide the expertise hereinbefore set forth and provide any other services not specifically mentioned herein, but with by reason of its capability knows to be necessary to ensure that the best interests of the Company are maintained.

1.3       William H. Brimacombe, the principal of the Consultant, (the “Principal”) shall personally perform all of the Services to be provided by the Consultant hereunder and the Consultant shall not assign or designate such duties to any other person without first receiving written consent of the Company.

1.4       The Consultant shall not divulge to the Company any confidential data or information that was obtained by or communicated to the Consultant by other person, firms or corporations which may, from time to time, utilize the services of the Consultant unless such persons, firms or corporations agree in writing that the Consultant may divulge such data or information.

ARTICLE II
INDEPENDENCE OF CONSULTANT

2.1       It is understood and agreed that this Agreement does not create the relationship of employer and employee between the Company and the Consultant or its Principal, or any agents and/or employees of the Consultant, and that the Consultant shall be considered an independent contractor.

2.2       This Agreement shall not require the Consultant or its Principal to devote its exclusive time and attention to the Corporation.

ARTICLE III
PAYMENT TO CONSULTANT

3.1       The Company shall pay the Consultant for its services under this Agreement the sum of $85.00 per hour for which services are provided by the Consultant during the term of this Agreement.

3.2       The Consultant shall submit an invoice to the Company on the last day of each calendar month and payment shall be made by the Company to the Consultant within 15 business days of submission of an invoice.

3.3.      The Company shall reimburse the Consultant for all reasonable out of pocket expenses incurred by the Consultant in performing its services under this Agreement.  Invoices for expenses chargeable to the Company hereunder shall be retained pursuant to Clause 3.6 hereof.

3.4       The compensation paid by the Company to the Consultant includes all applicable taxes and will not be changed hereafter as a result of any change in the Consultant’s tax liabilities, excepting the Goods and Services Tax (the “GST”) which shall be itemized separately, setting forth the amount of the GST calculated at the current rate as established by law together with the Consultant’s GST registration number.  The Consultant shall appropriately remit such amounts so collected as required by law.  The Consultant acknowledges that as it is an independent contractor, the Company will not be withholding from the fees payable under this Agreement any taxes, federal or provincial, or any other statutory payments such as the E.I. and C.P.P. premiums.  The Consultant hereby covenants with the Company that it will report to such governmental authorities as required by law, all fees paid to it under this Agreement and that it shall remit to such governmental authorities as required by law, all taxes and statutory payments payable in respect to said fees.

3.5       The Consultant shall be liable for and shall indemnify the Company with respect to all taxes, contributions and penalties imposed on the Company by any governmental or other public authority having jurisdiction with respect to the income or profit received by the Consultant pursuant to this Agreement, including but not limited to, all payment and contribution requirements pursuant to the Workers Compensation Act  (Alberta), Canada Pension Plan Act (Canada), Employment Insurance Act (Canada) and Income Tax Act (Canada) in respect or on behalf of employees of the Consultant.

3.6       The Consultant shall maintain full and accurate records with respect to all services performed, fees charged and disbursements incurred, and shall preserve such records for a period of not less than one (1) year from completion of the services.  The Company or its designate may, at all reasonable times during normal business hours, inspect all such records as may be necessary to verify or audit the calculation of such fees or disbursements.

ARTICLE IV
CONSULTANT WILL NOT HIRE EMPLOYEES OF THE COMPANY

4.1       The Consultant will not hire any employee of the Company to perform any of the Services covered by this Agreement, without the express written permission of the Chief Executive Officer of the Company.

ARTICLE V
AUTHORITY OF CONSULTANT AND CONSULTANT’S EMPLOYEES

5.1       The Consultant agrees that the Consultant, its Principal and any other employee of the Consultant, have no authority to in any way conclude any agreement of any kind on behalf of the Company nor incur any liability on behalf of the Company otherwise than as expressly permitted herein, and the Consultant agrees that the Consultant and its Principal will not represent to any third party that either the Consultant or its Principal have the power to do so.

ARTICLE VI
COMPLIANCE WITH COMPANY’S CODE OF CONDUCT AND POLICIES

6.1       The Consultant agrees to perform the Services in accordance with the Company’s present, future, or amended code of conduct, and the Consultant agrees to adhere to the Company’s present, future or amended policies respecting business ethics and any legislation from appropriate jurisdictions concerning human rights.

ARTICLE VII
PERFORMANCE OF WORK FOR OTHERS BY CONSULANT DURING THE
PERIOD OF TIME THAT CONSULTANT PROVIDES THE SERVICES

7.1       The Consultant, its Principal and any other employees of the Consultant may perform work for and on behalf of third parties provided that:

(a)
the work performed for third parties is performed outside the time the Consultant, its Principal, or any other employees of the Consultant are required to be available to perform the Services hereunder; and

(b)	the performance of the work for third parties does not create a conflict of interest in respect of the Consultant’s responsibilities and obligations to the Company pursuant to this Agreement; and

(c)	the performance of the work for third parties does not detract from the performance of the Services pursuant to this Agreement; and

(d)	the Consultant, its Principal and any other employees of the Consultant shall not use any Company premises, facility or property for any purpose other than the performance of the Services hereunder.

ARTICLE VIII
THE CONSULTANT’S WARRANTY TO COMPANY RE CONFLICT OF INTEREST

8.1       The Consultant warrants to the Company that the Consultant and its Principal is not presently in a position which represents a conflict of interest by way of any work performed for any third party presently or prior to the execution of this Agreement.

ARTICLE IX
USE OF COMPANY’S NAME IN PROMOTIONAL ACTIVITIES OF CONSULANT

9.1       The Consultant agrees not to use the Company’s name in any advertising, promotional material or publicity release relating to the Services or the result thereof without the prior written consent of the Company.  The Consultant agrees not to publish or cause to be published any statement or encourage or approve any advertising or practice that is detrimental or many reasonably prove to be detrimental to the name, goodwill, reputation or trademarks of the Company or any parent, subsidiary or affiliate of the Company.  The Consultant agrees that upon the Company’s request the Consultant shall withdraw any statement and discontinued any advertisement or practice that the Company reasonably requests be withdrawn or discontinued or both.

ARTICLE X
OFFICE SPACE

10.1     The Company shall make available to the Consultant, office space and other support staff in its offices as may be required during the term of this Agreement.

ARTICLE XI
TERM

11.1     The term of this Agreement shall commence on the date hereof and shall continue thereafter until terminated by either party.  Each of the parties shall have the right to terminate this Agreement at any time upon thirty (30) days written notice.

11.2     During the term of this Agreement, the Consultant shall provide its services to the Company on as “as needed” basis.

ARTICLE XII
WAIVER AND INDEMNITY

12.1     The Company shall make no claim or demand on behalf of himself, his employees or agents against the Consultant, its directors, officers, employees or its agents, for any injury; including injury resulting in death, or for loss or damage to property, sustained or suffered by the Company, its agents or employees or any other person, firm or corporation which is based upon or arises out of or is in any way connected with this Agreement, and hereby waives as against the consultant its directors, employees and agents all such claims or demands.

12.2     The Consultant shall indemnify and save harmless the Company:

(a)	from and against any and all claims, demands, awards, actions and proceedings by whomsoever made, brought or prosecuted;

(b)	from and against any and all loss, damage or expense suffered or incurred by the company, its officers, employees or agents which are based upon, arise out of, or are in any way connected with this Agreement or anything done or maintained hereunder or anything not done or maintained as required hereunder and which are attributable to the negligence or wilful misconduct of the Consultant, except where the same was caused by the Company, or its officers, employees or agents.

12.3     The Company shall indemnify and save harmless the Consultant:

(a)	from and against any and all claims, demands, awards, actions and proceedings by whosoever made, brought or prosecuted;

(b)	from and against any and all loss, damage or expense suffered or incurred by the Consultant, its officers, employees or agents;

which are based upon, arise out of, or are in any way connected with this Agreement or anything done or maintained hereunder or anything not done or maintained as required hereunder and which are attributable to the negligence or willful misconduct of the Company, except where the same was caused by the Consultant, or its officers, employees or agents.

12.4     Neither party is liable for any indirect or consequential damages including loss of profits or loss of anticipated profits sustained by the other party in the performance, purported performance or non-performance of this Agreement.

12.5     The term of this Article VI shall survive any termination of this Agreement.

ARTICLE XIII
CONFIDENTIAL DATA

13.1     It is understood and agreed by the parties that any (i) offers, bids and terms of all land or exploration negotiations and agreements relating to the work or services performed pursuant to this Agreement; and (ii) maps, drawings, data, letters, communications or any other documentation relating to the Company’s exploration program shall, at all times, belong to the Company and shall be useable now or in the future by the Company for any purpose, without payment or charge.  The Consultant covenants that it will not at any time use or permit others to use the said offers, bids, terms, maps, drawings, data, letters, communications or other documentation, or copies thereof, relating to the work performed under this Agreement without first receiving the written consent of the Company.

13.2     The Consultant shall not divulge any confidential data or information communicated to it or its employees or agents and shall not, without the prior written consent of the Company, use any of such data or information for the benefit of any other person, firm or corporation where such information was prepared or partially prepared by the Consultant, or by its agents, employees, or otherwise or by the Company, and which the Consultant, its agents or employees, may have in their possession at the time.

13.3     The Consultant shall obtain the consent of the Company before undertaking any work for others which in any way conflicts, or could conflict with any work being done by the Consultant for the Company, or with any project or undertaking which, to the knowledge of the Consultant, it then being performed or investigated by the Company.  If the Company requests the Consultant to undertake any work on behalf of the Company which conflicts with work then being performed by the Consultant for others, the Consultant shall advise the Company of such conflict, and shall, to the extent reasonably possible, endeavour to discontinue the said work being performed for others so that the Consultants will be able to undertake the work requested by the company without conflict.

13.4     At the date of termination of this Agreement the Consultant shall remit and surrender to the Company, without any cost, all the maps, drawings, data, letters, communications, files containing land related correspondence and other documentation relating to the work which has been prepared or partially prepared by the Consultant, or by its agents, employees, or otherwise or provided to the Consultant by the Company, and which the Consultant, its agents or employees may have in their possession at that time.

13.5     The Consultant shall use all reasonable security measure and precautions necessary to protect all documentation subject of this Article VII from loss, theft, destruction or the like and ensure that its employees, agents, representatives and affiliates shall be bound by the stipulations herein.

13.6     In both Canada and the United States, there are a number of laws and interpretations of law that prohibit persons from selling or buying securities on the basis of inside information, which if violated may result in civil and criminal liability to the persons and tippees of the person using the inside information.  We expect that you are familiar or will familiarize yourself with these laws and interpretations and will observe them to the full extent applicable to you in relation to your transactions in securities of the company, to the extent you are making such transactions, if any.

ARTICLE XIV
NOTICES

14.1     Any notices required to be given by either party under this Agreement may be sufficiently given if mailed by registered letter, prepaid or delivered to the parties at their respective address as follows:

The Company	The Consultant:

Kodiak Energy, Inc.	William E. Brimacombe
Suite 460, 734 7th Ave. S.W.	68 Arbour Wood Close N.W.
CALGARY, Alberta	Calgary, Alberta
T2P 3P8	T3G 4A8

Such notice shall be deemed to have been given to and received by the addressee in the case of mailing, three (3) business days following the mailing thereof, and in the case of delivery, the day on which the notice was delivered.  A party may change its address for receipt of notices and other documents by giving notice thereof to the other party in accordance with the provisions of this clause.  All payments shall be made to the parties at such of their respective offices as the parties may respectively designate in writing.

ARTICLE XV
GENERAL

15.1     This Agreement shall be construed under the laws of the Province of Alberta.  If any provision or provisions of this Agreement be illegal or unenforceable under the laws of the Province of Alberta such provision or provisions shall be considered to be deleted and the remainder of this Agreement shall continue in full force and effect.

15.2     Neither party may assign this Agreement in whole or in part without the prior written consent of the other except that the Company may assign this Agreement in whole or in part to its parent, subsidiary or any company or partnership with which it is affiliated.

15.3     The Agreement shall enure to the benefit of and be finding upon the parties, its successors and assigns.

15.4     The headings herein are for the convenience of reference only.

15.5     Time shall be of the essence hereof.

15.6     This Agreement supersedes any other agreement between the parties relating to the matters within.

15.7     No amendment of this Agreement shall be binding upon any party unless evidenced in writing executed by the party.

15.8     Whenever the singular or masculine is used in this Agreement it shall be construed as if the plural, feminine or neuter (as the case may be) has been used where the context so permits or requires, and the rest of the sentence, paragraph or agreement as the case may be, shall be constituted as if the grammatical changes hereby rendered necessary had been made.

15.9     AMENDMENTS

Agreement may only be amended by written agreement of both parties

16.0     GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta, Canada.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta, Canada.

17.0     INTERPRETATION

18.0     Definitions

In this Agreement

Administrative Procedures means the administrative procedures set out in Schedule C (Administrative Procedures).

Area of Mutual Interest has the meaning set out in the Confidentiality Agreement.

Business Day means any day of the week except Saturday or Sunday or any public holiday in Canada.

Canadian Dollars and $ denote the lawful currency of Canada.

Compensation Terms means the terms set out in Schedule B (Compensation Terms) on which the Contractor will be compensated in respect of the Services.

Confidentiality Agreement means the confidentiality agreement between the Company and the Contractor dated on or around the Effective Date.

Effective Date means the date on which the last party executes this Agreement.

Job Description means the job description set out in Schedule D (Job Description).

Scope of Work means the scope of work set out in Schedule A (Scope of Work).

Services has the meaning given to that term in paragraph 1 of the Scope of Work.

Attachments:

Schedule A: Scope of Work

Schedule B:  Compensation Terms

Schedule C:  Administrative Procedures

Schedule D:  Job Description

 IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

For and on behalf of Kodiak Energy Inc.

At the city of Calgary, Alberta on 3rd day of January, 2007

Signature: s/ W. S. Tighe                  Witness: s/  Dalinda Stark

Name: William S. Tighe

Title:        President

For and on behalf of William E. Brimacombe

At the city of Calgary, Alberta on 3rd day of January, 2007

Signature: s/W.E. Brimacombe         Witness:      Dalinda Stark

Name: William E. Brimacombe

Title:  __________________________________